Exhibit 99.1

TREAN INSURANCE GROUP REPORTS FIRST QUARTER 2022 RESULTS

Net Income of $12.3 Million, Diluted Earnings per Share of $0.24

Adjusted Net Income of $8.3 Million, Adjusted Diluted Earnings per Share of $0.16

Provides Second Quarter and Updates Full Year 2022 Outlook

Wayzata, MN, May 4, 2022 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Gross written premiums were $161.4 million, a $14.7 million, or 10.0%, increase compared to the same prior-year period.

•	Net earned premiums were $64.2 million, a $23.0 million, or 56.0%, increase compared to the same prior-year period.

•	Net income was $12.3 million, or $0.24 per diluted share, compared to $9.4 million, or $0.18 per diluted share in the same prior-year period.

•	Adjusted net income(1) was $8.3 million, or $0.16 per diluted share, compared to $8.1 million, or $0.16 per diluted share in the same prior-year period.

•	Underwriting income was $6.7 million, a $2.3 million, or 53.2%, increase compared to the same prior-year period

•	Loss and expense ratios were 61.1% and 28.5%, respectively, compared to 60.5% and 28.9%, respectively, in the same prior-year period.

•	Combined ratio was 89.6%, compared to 89.4% for the same prior-year period.

•	Return on equity of 11.8%; adjusted return on equity(1) of 7.9%; return on tangible equity of 24.1%; and adjusted return on tangible equity(1) of 16.2%.

(1)

Adjusted net income, adjusted diluted earnings per share, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

“We are very pleased with our first quarter performance,” said Andrew O’Brien, Chief Executive Officer of Trean. “Our first quarter loss ratio exceeded our expectations, leading to a solid double-digit adjusted return on tangible equity for the quarter. We are continuing to focus on our strategic plan, emphasizing strong partner relationships, efficient claims processes and expense management.”

Underwriting Results

Gross written premiums increased 10.0% to $161.4 million for the first quarter of 2022, compared to $146.7 million for the first quarter of 2021. The increase was attributable to growth in our existing Program Partner business, primarily in the accident & health, commercial auto and commercial lines as a result of continuing our line of business diversification.

Gross unearned premiums increased $2.9 million in the first quarter of 2022, compared to $18.4 million in the same prior-year period. As of March 31, 2022, the Company had net unearned premiums reflected on its balance sheet of $101.8 million, an increase of $11.3 million, or 12.5%, compared to December 31, 2021 and up $35.7 million, or 53.9%, from March 31, 2021. This continued growth in net unearned premium represents a material source of deferred potential profit.

Net earned premiums increased 56.0% to $64.2 million for the first quarter of 2022, compared to $41.1 million for the first quarter of 2021, driven by an increase in gross earned premiums and the strategic decision to retain more gross written premiums.

General and administrative expenses were $18.3 million for the first quarter of 2022, compared to $11.9 million for the same prior-year period. The Company’s expense ratio was 28.5% for the first quarter of 2022, a 40 basis-point improvement compared to 28.9% for the same prior-year period.

Net income was $12.3 million for the first quarter of 2022, compared to net income of $9.4 million for the same prior-year period. Diluted earnings per share for the first quarter of 2022 was $0.24. Adjusted net income(1), which excludes intangible asset amortization, noncash stock compensation and the change in fair value of embedded derivatives and their related tax impact, was $8.3 million for the first quarter of 2022, compared to adjusted net income of $8.1 million for the same prior-year period. Adjusted diluted earnings per share for the first quarter of 2022 was $0.16.

Underwriting income of $6.7 million resulted in a combined ratio of 89.6% for the first quarter of 2022, compared to underwriting income of $4.4 million and a combined ratio of 89.4% for the same prior-year period. Losses and loss adjustment expenses for the first quarter of 2022 were $39.2 million, which resulted in a 61.1% loss ratio, compared to 60.5% in the same prior-year period. Prior period favorable loss development for the first quarter 2022 totaled $0.4 million.

Investment Results

Net investment income was $2.6 million for the first quarter of 2022, compared to $2.3 million in the same prior-year period. Cash and invested assets consist primarily of fixed maturities, equity securities and cash equivalents. The Company’s investment portfolio totaled $481.5 million at March 31, 2022 and was primarily comprised of fixed maturity securities that were classified as available-for-sale. The Company also had $103.9 million of cash and cash equivalents on its balance sheet as of March 31, 2022. The Company’s fixed maturities portfolio had an average rating of “AA” at both March 31, 2022 and December 31, 2021.

Other

Other revenue was $3.2 million for the first quarter of 2022, compared to $4.7 million for the same prior-year period, due primarily to a year-over-year reduction in brokerage revenue.

Stockholders’ Equity and Returns

Total stockholders’ equity was $416.4 million at March 31, 2022, compared to $421.9 million at December 31, 2021. Return on equity was 11.8% for the first quarter of 2022, compared to 9.2% for the same prior-year period, and adjusted return on equity(1) was 7.9% for the first quarter of 2022, comparable with the same prior-year period. Return on tangible equity was 24.1% for the first quarter of 2022, compared to 19.2% for the same prior-year period and adjusted return on tangible equity was 16.2% for the first quarter of 2022, compared to 16.5% for the same prior-year period.

Full Year 2022 Outlook

The Company is updating its outlook for the full year 2022, including raising its outlook for net earned premium and total revenue, to the following:

•	Gross written premium is still expected to be between $655 million and $670 million

•

Net earned premium outlook has been raised to be between $255 million and $265 million, from the previous range of between $240 million and $250 million. The new outlook represents year-over-year growth of 28% on the lower end and 33% on the upper end, and reflects an expected increased retention rate throughout 2022 based on current contracts in-force

•	Total revenue has been raised to be between $268 million and $278 million, from the previous range of between $253 million and $263 million

•

Expense ratio between 32% and 33% of net earned premium. Expense ratio reflects the aforementioned expected increase in retention, which would reduce the Company’s ceding commission offset to general and administrative expenses, as well as additional reductions in ceding commissions resulting from adding more short-tail lines of business, which typically have lower front fees, and expected continued operational investments in the Company.

Second Quarter 2022 Outlook

The company is providing the following outlook for the second quarter 2022:

•	Gross written premium between $158 million and $163 million

•	Adjusted net income between $4.3 million and $5.3 million, which implies flat to 23% growth on a year-over-year basis.

The Company reminds investors that its outlook is forward-looking information and is based on management’s assumptions and expectations as of the date of this release and is inherently subject to a number of risks and uncertainties, including as to the Company’s level of losses and loss development, many of which are beyond the Company’s immediate control.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (877) 407-3982 (toll-free) or (201) 493-6780 (international), conference ID# 13728756. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of various specific events, including the consummation of the reorganization transactions in connection with our IPO, noncash intangible asset amortization and stock compensation, other expenses and gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results across periods. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible stockholders’ equity is defined as stockholders’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Operations

(in thousands, except for percentages, share and per share amounts)

(unaudited)

	Three Months Ended March 31,			Percentage Change(1)
	2022	2021	Change
Revenues
Gross written premiums	$161,403	$146,730	14,673	10.0%
Increase in gross unearned premiums	(2,864)	(18,431)	15,567	(84.5)%

Gross earned premiums	158,539	128,299	30,240	23.6%
Ceded earned premiums	(94,362)	(87,165)	(7,197)	8.3%

Net earned premiums	64,177	41,134	23,043	56.0%
Net investment income	2,576	2,272	304	13.4%
Net realized gains (losses)	(1,047)	13	(1,060)	NM
Other revenue	3,201	4,655	(1,454)	(31.2)%

Total revenue	68,907	48,074	20,833	43.3%
Expenses
Losses and loss adjustment expenses	39,193	24,881	14,312	57.5%
General and administrative expenses	18,300	11,891	6,409	53.9%
Intangible asset amortization	1,499	1,414	85	6.0%
Noncash stock compensation	156	211	(55)	(26.1)%
Interest expense	408	427	(19)	(4.4)%

Total expenses	59,556	38,824	20,732	53.4%
Gains on embedded derivatives	6,236	2,676	3,560	133.0%
Other income	23	121	(98)	(81.0)%

Income before taxes	15,610	12,047	3,563	29.6%
Income tax expense	3,270	2,605	665	25.5%

Net income	$12,340	$9,442	2,898	30.7%

Earnings per share:
Basic	$0.24	$0.18
Diluted	$0.24	$0.18
Weighted average shares outstanding:
Basic	51,177,908	51,148,782
Diluted	51,177,908	51,179,820

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Key Metrics

(in thousands, except for percentages)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Key metrics:
Underwriting income (1)	$6,684	$4,362
Adjusted net income (1)	$8,304	$8,109
Loss ratio	61.1%	60.5%
Expense ratio	28.5%	28.9%
Combined ratio	89.6%	89.4%
Return on equity	11.8%	9.2%
Adjusted return on equity (1)	7.9%	7.9%
Return on tangible equity (1)	24.1%	19.2%
Adjusted return on tangible equity (1)	16.2%	16.5%

(1)

Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2022	December 31, 2021
Assets
Fixed maturities, available for sale	$447,349	$471,061
Equity securities, at fair value	34,162	969

Total investments	481,511	472,030
Cash and cash equivalents	103,865	129,577
Restricted cash	478	407
Accrued investment income	2,610	2,344
Premiums and other receivables	153,053	141,920
Income taxes receivable	—	460
Reinsurance recoverable	380,587	377,241
Prepaid reinsurance premiums	121,072	129,411
Deferred policy acquisition cost, net	15,547	13,344
Property and equipment, net	7,689	7,632
Right of use asset	4,167	4,530
Goodwill	142,347	142,347
Intangible assets, net	71,615	73,114
Other assets	10,173	8,658

Total assets	$1,494,714	$1,503,015

Liabilities
Unpaid loss and loss adjustment expenses	$550,981	$544,320
Unearned premiums	222,902	219,940
Funds held under reinsurance agreements	196,025	199,410
Reinsurance premiums payable	46,895	45,130
Accounts payable and accrued expenses	22,424	29,448
Lease liability	4,554	4,976
Income Taxes Payable	553	—
Deferred tax liability	3,991	7,520
Debt	29,992	30,362

Total liabilities	1,078,317	1,081,106
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.01 par value per share (600,000,000 authorized; 51,192,196 and 51,176,877 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	512	512
Additional paid-in capital	288,771	288,623
Retained earnings	140,730	128,390
Accumulated other comprehensive income	(13,616)	4,384

Total stockholders’ equity	416,397	421,909

Total liabilities and stockholders’ equity	$1,494,714	$1,503,015

Supplemental Table of Other Revenue Components

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Other Revenue
Brokerage	$2,593	$3,455
Managing general agent fees	84	289
Third-party administrator fees	323	378
Consulting and other fee-based revenue	201	533

Total Other Revenue	3,201	4,655

Supplemental Table of Net Investment Income Components

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Fixed maturities	$1,754	$1,560
Income on funds held investments	668	680
Equity securities	154	30
Interest on cash and short-term investments	—	2

Total net investment income	$2,576	$2,272

Supplemental Table of Gains (Losses) on Embedded Derivative Components

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Change in fair value of embedded derivatives	$6,896	$3,356
Effect of net investment income on funds held investments	(668)	(680)
Effect of realized gains on funds held investments	8	—

Total gains on embedded derivatives	$6,236	$2,676

Supplemental Table of Net G&A Components

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Direct commissions	$27,908	$23,108
Ceding commissions	(26,997)	(28,208)

Net commissions	911	(5,100)
Insurance-related expense	5,771	4,276
G&A operating expenses	11,618	12,715

Total G&A expense	$18,300	$11,891

G&A operating expense - % of GWP	7.2%	8.7%
Retention rate(1)	40.5%	32.1%
Direct commission rate(2)	17.6%	18.0%
Ceding commission rate(3)	28.6%	32.4%

(1)	Net earned premiums as a percentage of gross earned premiums.
(2)	Direct commissions as a percentage of gross earned premiums.
(3)	Ceding commissions as a percentage of ceded earned premiums.

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, non-cash changes in fair value of embedded derivatives, investment revaluation gains, net realized capital gains or losses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. The Company uses this metric because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underwriting business performance by adjusting for these expenses and sources of income. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Net income	$12,340	$9,442
Income tax expense	3,270	2,605

Income before taxes	15,610	12,047
Other revenue	(3,201)	(4,655)
Change in fair value of embedded derivatives	(6,236)	(2,676)
Net investment income	(2,576)	(2,272)
Net realized (gains) losses	1,047	(13)
Interest expense	408	427
Intangible asset amortization	1,499	1,414
Noncash stock compensation	156	211
Other income	(23)	(121)

Underwriting income	$6,684	$4,362

Adjusted net income and adjusted net income outlook

The Company defines adjusted net income as net income excluding the impact of certain items, including noncash intangible asset amortization and stock compensation, non-cash changes in fair value of embedded derivatives, other expenses and gains or losses that the Company believes do not reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability the Company’s results across periods. The Company calculates the tax impact only on adjustments that would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by eliminating the effects of these items. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Net income	$12,340	$9,442
Intangible asset amortization	1,499	1,414
Noncash stock compensation	156	211
Change in fair value of embedded derivatives	(6,896)	(3,356)

Total adjustments	(5,241)	(1,731)
Tax impact of adjustments	1,205	398

Adjusted net income	$8,304	$8,109

The Company’s outlook for second quarter 2022 adjusted net income constitutes forward-looking information and the Company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Certain of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Adjusted return on equity calculation:
Numerator: adjusted net income	$8,304	$8,109
Denominator: average stockholders’ equity	419,153	411,541

Adjusted return on equity	7.9%	7.9%

Return on equity	11.8%	9.2%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible stockholders’ equity as stockholders’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect stockholders’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for the effects of acquisitions on the Company’s stockholders’ equity and, in the case of adjusted return on tangible equity, by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Return on tangible equity calculation:
Numerator: net income	$12,340	$9,442
Denominator:
Average stockholders’ equity	419,153	411,541
Less: Average goodwill and other intangible assets	214,712	215,250

Average tangible stockholders’ equity	204,441	196,291

Return on tangible equity	24.1%	19.2%

Return on equity	11.8%	9.2%

	Three Months Ended March 31,
(unaudited, in thousands)	2022	2021
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$8,304	$8,109
Denominator: average tangible stockholders’ equity	204,441	196,291

Adjusted return on tangible equity	16.2%	16.5%

Return on equity	11.8%	9.2%